UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

PROVIDE COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50510	84-1450019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Wateridge Vista Drive, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 638-4900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2005, Provide Commerce, Inc. (the “Company”) and FedEx Corporation (“FedEx”) entered into two amendments to their existing FedEx Pricing Agreement, dated April 26, 2005 (the “Original Agreement”). Under the first amendment, effective as of November 30, 2005 (the “First Amendment”), pricing terms related to special handling fees and other charges were amended. The majority of the amended pricing terms under the First Amendment extend until at least April 30, 2007, with some terms not expiring unless the Original Agreement is terminated. Under the First Amendment, the Company has agreed to waive specified refunds in exchange for such amended pricing terms. Under the second amendment, effective as of February 6, 2006 (the “Second Amendment”), terms related to certain holiday periods were amended. The amended terms under the Second Amendment only apply to certain holiday periods during the 2006 calendar year. No other changes were made to the Original Agreement.

The description of the First Amendment and Second Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment and Second Amendment, a copy of which the Company intends to file with its quarterly report on form 10-Q for the period ending December 31, 2005, requesting confidential treatment of certain portions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDE COMMERCE, INC.
Date: December 6, 2005
	By:	/s/ Blake T. Bilstad
Blake T. Bilstad
Senior Vice President, General Counsel and Secretary